EXHIBIT 10.02
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                                  DSL.net, Inc.

                             STOCK OPTION AGREEMENT

1. GRANT OF OPTION.

     DSL.net, Inc., a Delaware corporation (the "Company"), hereby grants to Kirby G. Pickle (the "Employee") an option to purchase an aggregate of 10,000,000 shares (the "Shares") of Common Stock, par value $.0005 per share ("Common Stock"), of the Company at an exercise price per share equal to the closing price of the Company's Common Stock on the last trading day prior to the Employee's initial date of hire with the Company (i.e., the "Effective Date" under that certain Employment Agreement between the Company and the Employee, dated as of April 15, 2004), as listed on the Nasdaq SmallCap Market, purchasable as set forth in and subject to the terms and conditions of this option agreement. The original date of grant of this option is April 15, 2004, and is hereinafter referred to as the "Original Grant Date," and the date ending one hundred and twenty (120) months thereafter is herein referred to as the "Tenth Anniversary Date."


2. EXERCISE OF OPTION AND PROVISIONS FOR TERMINATION.

            (a) Except as otherwise provided herein and subject to the right of cumulation provided herein, this option may be exercised, prior to the Tenth Anniversary Date, as to not more than the following number of shares covered by this option during the respective periods set forth as follows: (i) no Shares prior to October 15, 2004, (ii) 16.6% of the Shares from and after October 15, 2004, and (iii) an additional 2.78% of the Shares on each monthly anniversary of such date thereafter, until fully vested, provided, however, that in the event there is no corresponding monthly anniversary date in any given month, such additional amount shall vest on the last day of such month (i.e., February 29 would correspond to January 31).

            (b) Notwithstanding anything herein to the contrary, (i) in the event that Employee's employment with the Company is terminated either by the Company without Cause or by the Employee for Good Reason, then the portion of the option granted hereunder which would otherwise vest or become exercisable pursuant to this Section 2(a) within twelve (12) months following the date of such termination shall immediately vest and become fully exercisable; and (ii) in the event that Employee's employment with the Company is terminated either by the Company without Cause or by the Employee for Good Reason at any time following the consummation of a Change in Control, any unvested portion of the option granted to the Employee hereunder shall immediately vest and become fully exercisable. As used herein, the terms "Cause", "Good Reason" and "Change in

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            Control" shall have the meanings set forth in the Employment
            Agreement executed herewith between Employee and the Company effective as of April 15, 2004 (the "Employment Agreement").

            (c) The right of exercise provided herein shall be cumulative so that if the option is not exercised to the maximum extent permissible during any period it shall be exercisable, in whole or in part, with respect to all shares not so purchased at any time during any subsequent period prior to the expiration or termination of this option. This option may not be exercised at any time after the Tenth Anniversary Date.

            (d) Subject to the conditions hereof, this option shall be exercisable by the Employee giving written notice of exercise to the Company, specifying the number of shares to be purchased and the purchase price to be paid therefor and accompanied by payment in accordance with Section 3 hereof. Such exercise shall be effective upon receipt by the Treasurer of the Company of the written notice together with the required payment. The Employee shall be entitled to purchase less than the number of shares covered hereby, provided that no partial exercise of this option shall be for less than 10 whole shares.

            (e) If the Employee ceases to be employed by the Company or one of its subsidiaries for any reason, including retirement but other than death, this option shall immediately terminate; provided, however, that any portion of this option which was otherwise exercisable on the date of termination of the Employee's employment may be exercised within the three-month period following the date on which the Employee ceased to be so employed; provided, further, that if the Employee's employment with the Company was terminated by the Company for a reason other than Cause or by the Employee for Good Reason, any portion of this option which was otherwise exercisable on the date of termination of the Employee's employment (including the portions that have been accelerated pursuant to Section 2(b)) may be exercised within the one-year period following such termination of employment, but in no event after the Tenth Anniversary Date. Any such exercise may be made only to the extent of the number of shares subject to this option which are purchasable upon the date of such termination of employment (including the portions that have been accelerated pursuant to Section 2(b)). If the Employee dies during such three-month or one year period, as the case may be, this option shall be exercisable by the Employee's personal representatives, heirs or legatees to the same extent and during the same period that the Employee could have exercised this option on the date of his or her death.

            (f) If the Employee dies while an employee of the Company or any subsidiary of the Company, this option shall be exercisable, by the Employee's personal representatives, heirs or legatees, to the same extent that the Employee could have exercised this option on the

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            date of his or her death. This option or any unexercised portion hereof shall terminate unless so exercised prior to the earlier of the expiration of six months from the date of such death or the Tenth Anniversary Date.


3. PAYMENT OF PURCHASE PRICE.

            (a) Payment of the purchase price for shares purchased upon exercise of this option shall be made by one or any combination of the following forms of payment:

                        (i) by delivery to the Company of cash or check payable to the order of the Company in an amount equal to the purchase price of such shares;

                        (ii) if the Employee elects and the Company permits, subject to Section 3(b) below, by delivery of shares of Common Stock of the Company having a fair market value equal in amount to the purchase price of such shares; or

                        (iii) if the Employee elects and the Company permits, and the Common Stock is then traded on a national securities exchange or on the Nasdaq National Market or Nasdaq SmallCap Market (or successor trading system thereof), by delivery of an irrevocable and unconditional undertaking, satisfactory in form and substance to the Company, by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Employee to the Company of a copy of irrevocable and unconditional instructions, satisfactory in form and substance to the Company, to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price.

            (b) If Section 3(a)(ii) is applicable, and if the Employee delivers Common Stock held by the Employee ("Old Stock") to the Company in full or partial payment of the exercise price and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Employee and the Company, an equivalent number of Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Employee paid for the Option Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement. Notwithstanding the foregoing, the Employee may not pay any part of the exercise price hereof by transferring Common Stock to the Company unless such Common Stock has been owned by the Employee free of any substantial risk of forfeiture for at least six months.

            (c) For the purposes of Section 3(a)(ii) hereof, the fair market value of any share of the Company's Common Stock to be delivered to the Company in exercise of this option shall be determined as of the last business day for which such prices or quotes are available

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            prior to the date of exercise and shall mean (i) the last reported sale price (on that date) of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange;
            (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market or Nasdaq SmallCap Market (or successor trading system thereof), if the Common Stock is not then traded on a national securities exchange; or (iii) if the stock is not then traded on a national securities exchange or listed on the Nasdaq National Market or Nasdaq SmallCap Market (or successor trading system thereof), the fair market value as determined in good faith by the Board of Directors of the Company.

            (d) If the Employee elects to exercise options by delivery of shares of Common Stock of the Company, the certificate or certificates representing the shares of Common Stock of the Company to be delivered shall be duly executed in blank by the Employee or shall be accompanied by a stock power duly executed in blank suitable for purposes of transferring such shares to the Company. Fractional shares of Common Stock of the Company will not be accepted in payment of the purchase price of shares acquired upon exercise of this option.


4. DELIVERY OF SHARES.

     The Company shall, upon payment of the purchase price for the number of shares purchased and paid for, make (or cause to be made) prompt delivery of such shares to the Employee, provided that if any law or regulation requires the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action. No shares shall be issued and delivered upon exercise of any option unless and until, in the opinion of counsel for the Company, any applicable registration requirements of the Securities Act of 1933, any applicable listing requirements of any national securities exchange or over-the-counter market on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with.


5. NON-TRANSFERABILITY OF OPTION.

     Except as provided in Section 2(c) and 2(d) hereof, this option is personal and no rights granted hereunder shall be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this option or such rights, this option and such rights shall become null and void.

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6. NO SPECIAL EMPLOYMENT RIGHTS.

     Nothing contained in this Agreement shall be construed or deemed by any person under any circumstances to bind the Company or any of its subsidiaries to continue the employment of the Employee for the period within which this option may be exercised.


7. RIGHTS AS A STOCKHOLDER.

     The Employee shall have no rights as a stockholder with respect to any shares which may be purchased by exercise of this option unless and until a certificate or certificates representing such shares are duly issued and delivered to the Employee. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.


8. RECAPITALIZATION.

     In the event that dividends are payable in shares of Common Stock or in the event there are splits, sub-divisions or combinations of shares of Common Stock subsequent to the date hereof, the number of shares subject to this option shall be increased or decreased proportionately, as the case may be, and the number of shares deliverable upon the exercise thereafter of this option shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price.


9. REORGANIZATION.

     In case the Company is merged or consolidated with another corporation or entity and the Company is not the surviving corporation, or in case the property or stock of the Company is acquired by any other corporation, or in case of a reorganization or liquidation of the Company, prior to the termination or expiration of this option, the Employee shall, with respect to this option or any unexercised portion thereof, be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 2 hereof.


10. WITHHOLDING TAXES.

     Whenever shares are to be issued upon exercise of this option, the Company shall have the right to require the Employee to remit cash to the Company in an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.

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11. MISCELLANEOUS.

            (a) Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Employee.

            (b) All notices under this Agreement shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.

            (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.





Dated: April 15, 2004                     DSL.net, Inc.

                                          By: /s/ J. Keith Markley
                                              ----------------------------------
                                          Name: J. Keith Markley
                                          Title: President
                                          Address:  545 Long Wharf Drive
                                                    New Haven, Connecticut 06511



















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                              EMPLOYEE'S ACCEPTANCE


     The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof.


                                          EMPLOYEE

                                          /s/ Kirby G. Pickle
                                          -----------------------------------
                                          Signature


                                          Kirby G. Pickle





























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